Exhibit (23)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-11831 (amended by
333-113262), 333-05081, 333-53452 and 2-99863 on Form S-8 and No. 33-31782 on Form S-3 of Hancock
Holding Company of our reports dated February 23, 2006, with respect to (i) the consolidated balance sheets of Hancock Holding Company as of December 31, 2005, and the related consolidated statements of earnings, stockholders' equity, comprehensive earnings, and cash flows for the years then ended; (ii)
management's assessment of the effectiveness of internal control over financial reporting as of
December 31, 2005; and (iii) the effectiveness of internal control over financial reporting as of
December 31, 2005, which reports are incorporated by reference in this Form 10-K.

/s/ KPMG LLP

KPMG LLP
Birmingham, Alabama
March 16, 2006

Exhibit (23.1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (No. 333-11831 (amended by
333-113262), 333-05081, 333-53452 and 2-99863) on Form S-8 of Hancock Holding Company of our report dated January
19, 2004 included in this Annual Report on Form 10-K for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
New Orleans, Louisiana
March 10, 2006

Exhibit (23.2)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Hancock Holding Company
Gulfport, Mississippi

   We have audited the accompanying consolidated statements of earnings, comprehensive earnings, common stockholders' equity and cash flows of Hancock Holding Company and subsidiaries for the year ended December 31,
2003. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board
(United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, such consolidated financial statements present fairly, in all material respects, the results of operations and cash flows of Hancock Holding Company and subsidiaries for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
New Orleans, Louisiana
January 19, 2004